UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported) May 21, 2009

                           ALBANY INTERNATIONAL CORP.
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             (Exact name of registrant as specified in its charter)

         Delaware                       1-10026                 14-0462060
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(State or other jurisdiction          (Commission           (I.R.S. Employer
    of incorporation)                 File Number)          Identification No.)

     1373 Broadway, Albany, New York                               12204
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(Address of principal executive offices)                         (Zip Code)

Registrant's telephone number, including area code    (518) 445-2200

                                      None
         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

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                                TABLE OF CONTENTS

Item 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 21, 2009, Albany International Corp. (the "Company") entered into agreements with Citadel Equity Fund Ltd. ("Citadel") and two other parties (collectively, the "Noteholders"), pursuant to which the Noteholders agreed to exchange $50,500,000 principal amount of the Company's 2.25% Convertible Senior Notes due 2026 (the "Convertible Notes") for (i) an equivalent amount of the Company's 2.25% Senior Notes due 2026 (the "New Notes"), plus (ii) a cash payment of $7.50 per $1,000 principal amount of Convertible Notes, plus (iii) any accrued but unpaid interest on the Convertible Notes through the relevant closing date. Closing for the exchange of $30,500,000 principal amount of Convertible Notes is expected to take place on July 1, 2009, and closing on the remaining $20,000,000 of Convertible Notes is expected to take place on October 1.

Also on May 21, 2009, the Company entered into agreements with the Noteholders to repurchase all of the New Notes described above, in each case on the relevant closing dates set forth above. The aggregate cash purchase price for the repurchased New Notes will be approximately $31.6 million.

                                    Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           ALBANY INTERNATIONAL CORP.

                     By:    /s/  Michael C. Nahl
                            ----------------------------------------------------

                     Name:  Michael C. Nahl
                     Title: Executive Vice President and Chief Financial Officer
                            (Principal Financial Officer)

                     Date:  May 21, 2009